                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             CARBO CERAMICS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CARBO CERAMICS INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




The Shareholders of Carbo Ceramics Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Carbo Ceramics Inc. will be held Tuesday, April 14, 1998 at 11:00 A.M. Central Time, at the Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas, for the following purposes:

    1. To elect six directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1999 Annual Meeting.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

    3. To transact such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on March 13, 1998, are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

                                       By Order of the Board of Directors,



                                       Paul G. Vitek
                                       Secretary/Treasurer


Irving, Texas
March 18, 1998





                                   IMPORTANT

Whether or not you expect to attend the meeting, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                              CARBO CERAMICS INC.
                          600 E. Las Colinas Boulevard
                                   Suite 1520
                              Irving, Texas  75039

                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         The enclosed Proxy is solicited on behalf of the Board of Directors of Carbo Ceramics Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held April 14, 1998 at 11:00 A.M local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas.

         The Company's principal executive offices are located at 600 East Las Colinas Boulevard, Suite 1520, Irving, Texas 75039. The telephone number at that address is (972) 401-0090.

         These proxy solicitation materials were mailed on or about March 18, 1998 to all shareholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

         Shareholders of record at the close of business on March 13, 1998 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 14,602,000 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

         A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Every shareholder is entitled to one vote for each share held with respect to each matter, including the election of directors, that comes before the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR all director nominees and FOR the ratification of Ernst & Young LLP as independent auditors. Broker non-votes and abstentions are not treated as votes cast or shares entitled to vote with respect to such proposals.

         The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain employees of the Company, without additional compensation, may use personal efforts, by telephone or otherwise, to obtain proxies.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company no later than November 18, 1998 in order to be included in the proxy soliciting materials relating to that meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 1, 1998, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares.

                                                SHARES BENEFICIALLY
                                                       OWNED
                                               ---------------------
                                                 NUMBER     PERCENT
                                               ---------   ---------
NAME AND ADDRESS
OF BENEFICIAL OWNER
-------------------
  Lewis L. Glucksman                             1,800,000    12.06%
    388 Greenwich Street
    New York, New York  10013

  William A. Griffin                               850,000    5 .70%
    9753 Pinelake Drive
    Houston, Texas  77055

  William C. Morris (1)                          5,752,000    38.54%
    100 Park Avenue
    New York, New York  10017

  Jesse P. Orsini (2)                              765,000    5 .13%
    3713 Santiago Ct.
    Irving, Texas  75062

  Robert S. Rubin                                1,700,000    11.39%
    390 Greenwich Street
    New York, New York  10013

  George A. Weigers                                900,000    6 .03%
    230 Bridge Street
    Vail, Colorado  80657

(1) Shares shown as beneficially owned by Mr. William C. Morris include 700,000 shares of Common Stock owned by Mrs. William C. Morris as to which Mr. Morris disclaims any beneficial ownership.

(2) Shares shown as beneficially owned by Mr. Jesse P. Orsini include 125,000 shares of Common Stock which Mr. Orsini has the right to acquire within 60 days based on the terms of options granted to Mr. Orsini under the Carbo Ceramics Inc. 1996 Stock Option Plan for Key Employees.

         The following table sets forth the number of shares of Common Stock of the Company owned by each of the current directors and executive officers and by all directors and executive officers as a group as of March 1, 1998.

                                                    AMOUNT AND NATURE OF
                                                    BENEFICIAL OWNERSHIP
                                              -------------------------------           PERCENT OF
                                               CURRENTLY         ACQUIRABLE             COMMON STOCK
DIRECTORS                                        OWNED         WITHIN 60 DAYS        BENEFICIALLY OWNED
                                              ----------       --------------        ------------------
      Claude E. Cooke, Jr.                        1,500                    0                   *
      William A. Griffin, Jr.                   850,000                    0                 5.70%
      William C. Morris (1)                   5,752,000                    0                38.54%
      John J. Murphy                              3,500                    0                   *
      Jesse P. Orsini                           640,000              125,000                 5.13%
      Robert S. Rubin                         1,700,000                    0                11.39%

OTHER EXECUTIVE OFFICERS

      Terry P. Keefe                              1,000               55,000                   *
      C. Mark Pearson                             1,000               25,000                   *
      Paul G. Vitek                                   0               55,000                   *

DIRECTORS AND EXECUTIVE OFFICERS
      AS A GROUP (1)                          8,949,000              260,000                61.70%

*Less than 1% of total shares outstanding

(1) Shares shown as beneficially owned by Mr. William C. Morris include 700,000 shares of Common Stock owned by Mrs. William C. Morris to which Mr. Morris disclaims any beneficial ownership.


                             ELECTION OF DIRECTORS

NOMINEES

         A board of six directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

                                                   BUSINESS EXPERIENCE
                                                 DURING PAST 5 YEARS AND                           DIRECTOR
      NAME (AGE)                                    OTHER INFORMATION                                SINCE
      ----------                                    -----------------                                -----
William C. Morris (59)        Chairman of the Board of the Company; Chairman of the                   1987
                              Board of Directors of J. & W. Seligman & Co., Incorporated
                              (investment advisory firm); Chairman of the Board of
                              Tri-Continental Corporation; and Chairman of the Boards of
                              the companies in the Seligman family of investment companies, all since 1988.  Director of Kerr-McGee Corporation.

                                                   BUSINESS EXPERIENCE
                                                 DURING PAST 5 YEARS AND                      DIRECTOR
      NAME (AGE)                                    OTHER INFORMATION                          SINCE
      ----------                                    -----------------                          -----
Claude E. Cooke, Jr. (68)     Of Counsel with Baker & Botts (law firm);                         1996
                              Partner, Hutcheson & Grundy LLP (law firm) from 1996 to 1997;
                              Attorney with Pravel, Hewitt, Kimball & Krieger from 1990 to
                              1996; employed by Exxon Production Research Company from
                              1954 to 1986; the inventor of sintered bauxite, the original ceramic proppant.

William A. Griffin, Jr. (82)  Chairman of the Board, Emerit, and former Chief Executive         1987
                              Officer of Daniel Industries, Inc. (producer of oil and gas measurement systems).

John J. Murphy (66)           Chairman and Chief Executive Officer of Dresser Industries,       1996
                              Inc. (hydrocarbon energy services and products)
                              from 1983 to 1995; President of Dresser Industries, Inc.
                              from 1982 to 1992; Director of PepsiCo., Inc., Kerr-McGee
                              Corporation and W.R. Grace & Co.

Jesse P. Orsini (57)          President and Chief Executive Officer of the Company.             1987

Robert S. Rubin (66)          Managing Director of Salomon Smith Barney (investment             1997
                              banking firm) and predecessor firms since 1989.


          COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The Board of Directors met four times during the last fiscal year. The Board of Directors has Audit and Compensation committees each comprised of three members. The Board of Directors does not have a nominating committee.

    The Audit Committee includes:  William C. Morris, Claude E. Cooke and John
J. Murphy, all of whom are directors of the Company. The Committee met once during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

    The Compensation Committee is discussed below.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee includes: William C. Morris, William A. Griffin and John J. Murphy, all of whom are directors of the Company. The Committee met twice during the last fiscal year. The Compensation Committee establishes policies relating to the compensation of executive officers and key management employees of the Company, reviews and approves the President and Chief Executive Officer's recommendations on incentive compensation awards and oversees the administration of the Company's stock option plan.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on a review of forms furnished to the Company, the Company determined that William A. Griffin, Jr., a director of the Company, belatedly filed a Form 4 covering one transaction involving the transfer of shares of the Company's Common Stock to a charitable trust in May 1997.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information concerning annual and long-term compensation for the Company's Chief Executive Officer and executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 1997:

                                    SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              LONG-TERM
                                                                                                             COMPENSATION
                                                                                                             ------------
                                                                        ANNUAL COMPENSATION                      AWARDS
                                                            --------------------------------------------     ------------
                                                                                                OTHER           NUMBER OF
                                                                                                ANNUAL         SECURITIES
                                                                                                COMPEN-         UNDERLYING
        NAME AND PRINCIPAL POSITION           YEAR            SALARY         BONUS (1)         SATION (2)         OPTIONS
-------------------------------------------------------------------------------------------------------------------------
Jesse P. Orsini, Director, President          1997          $ 250,000        $ 331,118          $ 15,155                -
and Chief Executive Officer                   1996            223,067          110,320            13,817          250,000

Paul G. Vitek, Vice President of              1997             88,800          165,000            15,155                -
Finance, Secretary and Treasurer              1996             84,000          115,000            13,817          110,000

Terry P. Keefe, Vice President of             1997             88,800          165,000            15,155                -
    Manufacturing                             1996             84,900          115,000            13,817          110,000

C. Mark Pearson, Vice President               1997             66,750          140,000            45,896          110,000
    of Marketing (3)                          1996                  -                -                 -                -


(1) For Messrs. Vitek, Keefe and Dr. Pearson, bonus consists of amounts payable under the Company's incentive compensation plan and includes a deferred bonus that may be forfeited to the Company under certain circumstances. The deferred bonus for Messrs. Vitek and Keefe and Dr. Pearson was $90,000, $90,000 and $80,000, respectively, for 1997 and $55,000 and $50,000, for Messrs. Vitek and Keefe respectively, for 1996.

(2) For Messrs. Orsini, Vitek and Keefe, consists of Company contributions to the savings and profit sharing plan. For Mr. Pearson, consists of certain reimbursed relocation expenses.

(3)      Dr. Pearson joined the Company on March 15, 1997.

         The following table sets forth certain information concerning options granted during 1997 to the named executives:

                                 INDIVIDUAL GRANTS (1)
-------------------------------------------------------------------------------------------
                                  NUMBER OF         % OF TOTAL
                                  SECURITIES      OPTIONS GRANTED  EXERCISE OR
                                  UNDERLYING      TO EMPLOYEES IN  BASE PRICE    EXPIRATION        GRANT DATE
          NAME                  OPTIONS GRANTED     FISCAL YEAR    PER SHARE        DATE        PRESENT VALUE (2)
-----------------------------------------------------------------------------------------------------------------
C. Mark Pearson                     100,000           38.46%       $19.00       3/15/2007            $669,000
                                     10,000            3.85%       $32.25      12/16/2007            $113,500

----------
(1) All options become exercisable in four equal annual installments commencing on the first anniversary of the date of grant or earlier upon the change in control of the Company.

(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of .337, risk-free rate of return of 5.34%, dividend yield of 1.0%, and time to exercise of five years.

         The following table summarizes options exercised during 1997 and presents the value of unexercised options held by the named executives at December 31, 1997:

                                                                       NUMBER OF              VALUE OF
                                                                       SECURITIES            UNEXERCISED
                                                                       UNDERLYING           IN-THE-MONEY
                               NUMBER OF                          UNEXERCISED OPTIONS          OPTIONS
                               SECURITIES                          AT FISCAL YEAR-END    AT FISCAL YEAR-END
                               UNDERLYING                           EXERCISABLE (E)/      EXERCISABLE (E)/
          NAME             OPTIONS EXERCISED    VALUE REALIZED     UNEXERCISABLE (U)      UNEXERCISABLE (U)
-----------------------------------------------------------------------------------------------------------
Jesse P. Orsini                 --             $           --            187,500   U        $2,812,500   U
                                                                          62,500   E           937,500   E

Paul G. Vitek                   --                         --             82,500   U         1,237,500   U
                                                                          27,500   E           412,500   E

Terry P. Keefe                  --                         --             82,500   U         1,237,500   U
                                                                          27,500   E           412,500   E

C. Mark Pearson                 --                         --            110,000   U         1,300,000   U

         The Company has entered into an employment agreement with Mr. Orsini, which will expire on June 30, 2000 (the "Employment Term"), pursuant to which Mr. Orsini is employed as President and Chief Executive Officer of the Company. During the Employment Term, Mr. Orsini will receive an annual base salary of not less than $250,000 and an incentive bonus for each fiscal year (prorated for 1996 and 2000) equal to the sum of (a) 0.5% of the Company's earnings before interest and taxes for such fiscal year ("EBIT) up to $20,000,000 plus
(b) 1.0% of EBIT between $20,000,000 and $25,000,000 plus (c) 2.0% of EBIT in excess of $25,000,000. Mr. Orsini will also be entitled to continue to participate in all benefit plans available to other executive officers of the Company during the Employment Term, other than the Company's Incentive Compensation Plan. In the event that Mr. Orsini's employment is terminated by the Company without cause during the Employment Term, Mr. Orsini will receive two years' base salary, payable in installments, and a prorated incentive bonus, any unvested stock options that he holds under the Company's stock option plan will vest immediately and all of his outstanding options under the Company's stock option plan will be exercisable for a period of 30 days following termination. In the event that Mr. Orsini's employment is terminated for any other reason, Mr. Orsini will receive his base salary earned to the date of termination and any earned but unused vacation and any stock options that he holds will terminate in accordance with the terms of the Company's stock option plan. In addition, in the event of Mr. Orsini's death or disability or if Mr. Orsini terminates his employment following a change in control of the Company, Mr. Orsini will receive a prorated incentive bonus for the year in which his employment terminates. The agreement also contains a five-year non-competition covenant that would become effective upon termination of Mr. Orsini's employment for any reason.

         Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $4,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. The Chairman of the Board of Directors is paid $8,000 per calendar quarter plus $1,000 per meeting for attending meetings of the Board of Directors or meetings of any committee thereof not immediately preceding or following a meeting of the Board of Directors. All directors are reimbursed for out-of-pocket expenses incurred by them in attending meetings of the Board of Directors and its committees and otherwise in performing their duties as directors.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION POLICY. The goal of the Company's compensation policy is to ensure that executive compensation is related to and supports the Company's overall objectives of improving profitability and enhancing shareholder value. To achieve this goal, the Compensation Committee has adopted the following guidelines to direct compensation decisions:

    o provide a competitive compensation package that enables the Company to attract and retain superior management personnel;

    o relate compensation to the performance of the Company and the individual;

    o align employee objectives with the objectives of shareholders by encouraging executive stock ownership.

    ELEMENTS OF COMPENSATION. The Committee believes that the above objectives are best achieved by combining current and deferred cash compensation with equity based compensation. In 1997, the Company's compensation program for executive officers and other key managers consisted of (i) base salary; (ii) performance-based current and deferred bonuses based upon the Company's net income before tax; (iii) stock option grants under the Company's 1996 Stock Option Plan for Key Employees; and (iv) matching contributions and discretionary contributions under the Company's Savings and Profit Sharing Plan.

    Base Salary. Executives' base salary levels are reviewed annually to determine whether they are near the median range for persons holding similar positions with companies that are engaged in similar businesses, are of a similar size and complexity or that would otherwise compete for the services of the Company's key managers and executive officers . It is the goal of the Compensation Committee to set salary ranges for the Company's executive officers at the 50th percentile when compared to these similar businesses. The Compensation Committee uses various salary surveys, prepared by independent compensation analysts, to determine the salary level that falls at the 50th percentile. Individual salaries are established within the salary range based on individual performance in the most recently completed twelve months.

    Current and Deferred Bonuses. Since the inception of the Company, it has been management's objective to have a significant portion of key employee compensation performance-based. In order to achieve this objective the Company established the Carbo Ceramics Inc. Incentive Compensation Plan ("the Incentive Compensation Plan") that generates an incentive compensation "pool", the size of which is determined by the net income before tax that is generated by the Company annually. Upon its formation, the Compensation Committee reviewed and ratified the Incentive Compensation Plan.

    The President and Chief Executive Officer of the Company recommends to the Compensation Committee a distribution of the pool among key employees, including executive officers, of the Company. Individual performance is the key factor considered by the President and Chief Executive Officer in determining the recommended distribution for each key employee and executive officer. In order to retain the services of key employees and executive officers, a substantial portion of the amount awarded under the Incentive Compensation Plan is paid on a deferred basis over a three year period and is subject to forfeiture if the executive's employment with the Company ceases for any reason other than death, permanent disability or normal retirement. In 1997, the portion of incentive compensation that was deferred was approximately 50%.

    Stock Options. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when executives are provided with an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees and executive officers of the Company are eligible to participate in the 1996 Stock Option Plan for Key Employees whereby they are granted options to purchase shares of the Company's Common Stock in the future at a price that is specified at the time of the grant. Stock options are granted with an exercise price of no less than the fair market value on the date of the grant and are exercisable in four equal annual installments beginning one year after the date of the grant.

    Individual stock option grants are determined based on individual and company performance. Stock options to purchase a total of 110,000 shares of the Company's Common Stock were granted to executive officers, excluding the President and Chief Executive Officer, of the Company in 1997. Of these stock options, 100,000 allow the option holder to purchase shares of the Company's Common Stock at a price of $19.00 per share and 10,000 allow the option holder to purchase shares of the Company's Common Stock at price of $32.25 per share. All of the options were granted with exercise prices equal to the market value of the Company's Common Stock at the time the options were granted.

    CEO COMPENSATION. Jesse P. Orsini has been President and Chief Executive Officer of the Company since its inception in 1987. Mr. Orsini's compensation package has been designed to encourage short and long-term performance in line with shareholder interests. Mr. Orsini has an employment agreement with the Company that expires on June 30, 2000. Under the terms of the agreement, Mr. Orsini will receive an annual base salary of not less than $250,000 per year and an incentive bonus based on the net income before tax generated by the Company. In light of the existence of the employment agreement between the Company and Mr. Orsini, none of the incentive bonus earned under the terms of the agreement is deferred. In 1996, Mr. Orsini was granted options to purchase 250,000 shares of the Company's Common Stock at a price of $17.00 per share under the terms of the 1996 Stock Option Plan for Key Employees.

    The Compensation Committee believes that Mr. Orsini's total compensation is reflective of his position and responsibility and that he is paid comparably to chief executive officers of companies of similar size and complexity.

                                   Carbo Ceramics Inc. Compensation Committee
                                   William C. Morris, Chairman
                                   William A. Griffin, Jr.
                                   John J. Murphy



              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

         Ernst & Young LLP has acted as auditors for the Company since its formation in 1987. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.


                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgement on such matters.

                            STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Carbo Ceramics Inc. shareholders during the period beginning April 23, 1996, and ending December 31, 1997, as well as an overall stock market index (The Nasdaq Stock Market Total Return Index) and a peer group index (Oil and Gas Field Service Stocks, Source: Media General Financial Services):

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


--------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY                  4/23/96   6/30/96   9/30/96   12/31/96  03/31/97  6/30/97   9/30/1997  12/31/1997

CARBO CERAMICS INC         100     106.02     96.72     101.93     91.33    133.23    162.98     157.21
INDUSTRY INDEX             100      97.72     99.33     116.83    121.25    141.77    190.72     175.12
   (OIL & GAS FIELD)
BROAD MARKET               100      99.60    102.34     107.16    101.71    120.33    140.29     131.45
   (NASDAQ)

THE INDUSTRY INDEX CHOSEN WAS:
MG INDUSTRY GROUP 351 - Oil and Gas Field Services

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX











         The stock performance graph assumes $100 was invested on April 23, 1996.

                                     PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CARBO CERAMICS INC.


The undersigned hereby appoints Jesse P. Orsini and Paul G. Vitek, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Carbo Ceramics Inc. held of record by the undersigned on March 13, 1998 at the Annual Meeting of Shareholders to be held on April 14, 1998, or any adjournment or continuation thereof.


                           (PLEASE SEE REVERSE SIDE)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------------------------------------------
                                                                                                   PLEASE MARK YOUR
                                                                                                   VOTES AS INDICATED
                                                                                                   IN THIS EXAMPLE [X]


1. To elect six Directors.                           2.  Proposal to ratify the      3.  In their discretion to
                                                         appointment of Ernst &          vote upon such other
     FOR all nominees             WITHHOLD               Young LLP, certified            business as may properly
   listed below (except           AUTHORITY              public accountants, as          come before the meeting.
     as marked to the      to vote for all nominees      independent auditors
     contrary below)            listed below             for the fiscal year
                                                         ending December 31, 1988.
           [ ]                       [ ]
                                                          FOR   AGAINST   ABSTAIN
   INSTRUCTIONS:  To withhold authority to vote for
   any individual nominee strike a line through the      [ ]     [ ]       [ ]
   nominee's name in the list below:
                                                                                        The Board of Directors
   Claude E. Cooke, Jr.                                                                 recommends that you vote
   William A. Griffin, Jr.                                                              FOR the nominees and the
   William C. Morris                                                                    proposal listed above.
   John J. Jurphy                                                                       this proxy when properly
   Jesse P. Mrsini                                                                      executed will be voted in
   Robert S. Rubin                                                                      the manner directed herein
                                                                                        by the undersigned
                                                                       - - - - - -      shareholder. if no direction
                                                                                 -      is given, this proxy will be
                                                                                 -      voted FOR the nominees and
                                                                                 -      the proposal.

                                                                                        DATED:                , 1998
                                                                                              ----------------

                                                                                        ----------------------------
                                                                                         (SIGNATURE OF SHAREHOLDER)

                                                                                        ----------------------------
                                                                                         (SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------------------------------------------
                                             - FOLD AND DETACH HERE -
